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                                                                 EXHIBIT 2.1
                                     FORM OF
                              CONSULTING AGREEMENT


          This CONSULTING AGREEMENT (the "Agreement") is entered into as of November 21, 1995 between PSICOR, Inc., a Pennsylvania corporation (the "Company"), and Michael W. Dunaway ("Mr. Dunaway").

          WHEREAS, Mr. Dunaway founded the Company in 1968, is a controlling shareholder of the Company and, as of the date hereof, serves as the Chief Executive Officer, Chairman of the Board and President of the Company; and

          WHEREAS, the Company desires to retain the services of Mr. Dunaway as a consultant to the Company in the event of the termination of his employment by the Company for any reason other than for cause within two (2) years from the date hereof; and

          WHEREAS, Mr. Dunaway is willing to agree to serve as a consultant to the Company, on the terms and conditions provided herein, and to receive the benefits hereof in lieu of any agreement or other arrangement regarding severance or similar benefits.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. RETENTION AS A CONSULTANT. During the Consulting Period (as defined below) (i) the Company shall retain Mr. Dunaway, and Mr. Dunaway shall serve the Company, as an independent consultant on the terms and conditions set forth herein and (ii) Mr. Dunaway shall provide such consulting services to the Company as the Company may reasonably request under the direction of the Company's Board of Directors consistent with its overall objectives in an amount not to exceed (x) 40 hours per month for the first three months of the Consulting Period and (y) 20 hours per month thereafter. Mr. Dunaway may perform his duties hereunder at such locations as may be agreed upon between Mr. Dunaway and the Company (provided, that if requested to perform such

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duties in any location other than the San Diego, California, area the Company shall reimburse Mr. Dunaway for his reasonable out-of-pocket expenses incurred in connection therewith in accordance with Section 3(e) hereof) or by telephone consultation, written communication and/or by fax as appropriate. As an independent consultant, Mr. Dunaway shall not be authorized to act for or enter into any agreement on behalf of the Company without written authorization from the Company's Board of Directors. The Company acknowledges that Mr. Dunaway has other business interests and that he intends to travel from the San Diego area frequently on personal business and that Mr. Dunaway may, as a result, be unavailable to the Company from time to time.

          2. CONSULTING PERIOD. (a) If Mr. Dunaway's employment is terminated either (i) by the Company other than for "Cause" (as defined below) or (ii) by Mr. Dunaway for "Good Reason" (as defined below), in each case during the "Two-Year Period" (as defined below), Mr. Dunaway shall be retained by the Company as a consultant and shall provide the services specified herein for a period of three (3) years from the date of such termination (such date, the "Effective Date," and such period, the "Consulting Period"). Following the termination of the Consulting Period, except as otherwise specifically provided herein (i) the Company's obligations under this Agreement shall cease and the Company shall have no further obligations to Mr. Dunaway under this Agreement and (ii) Mr. Dunaway's obligation to the Company to provide the consulting services contemplated by Section 1 hereof shall cease. If, during the Two-Year Period, Mr. Dunaway's employment is not terminated by the Company other than for cause, or by Mr. Dunaway for good reason, this Agreement shall expire without further obligation of either the Company or Mr. Dunaway as of the end of the Two-Year Period. As used herein, the "Two-Year Period" shall mean the two-year period beginning on the date hereof, and the parties acknowledge that Mr. Dunaway is an employee of the Company on the date hereof.

          (b)  As used herein, "Cause" shall mean:

               i) Mr. Dunaway's willful failure to perform or habitual neglect of his duties as an employee of the Company or a subsidiary thereof;

               ii) Mr. Dunaway's commission or conviction of any crime or criminal offense involving theft, fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony; or

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               iii)  Mr. Dunaway's willful engaging in conduct which is
     injurious to the Company or a subsidiary thereof monetarily or otherwise, including, but not limited to, conduct that constitutes competitive activity or other activity inconsistent with the terms of Section 4 hereof.

          (c) As used herein, "Good Reason" shall mean any diminution in the nature or status of Mr. Dunaway's authority, duties and responsibilities or any diminution in Mr. Dunaway's base salary, in each case from those in effect as of the date hereof.

          3. COMPENSATION AND RELATED MATTERS. As compensation for the services to be rendered by Mr. Dunaway and the noncompetition and confidentiality agreements provided for hereunder, and in lieu of any severance or termination benefits to which Mr. Dunaway might otherwise be entitled in connection with the termination of his employment, the Company shall make the following payments and provide the following benefits to Mr. Dunaway during the Consulting Period:

               (a) CONSULTING FEE. During the Consulting Period the Company shall pay Mr. Dunaway a consulting fee payable no less frequently than monthly at the rate of $20,000.00 per month.

               (b) HEALTH BENEFITS. During the Consulting Period, Mr. Dunaway shall be entitled to health care benefits no less favorable on the whole to Mr. Dunaway than the benefits provided to Mr. Dunaway under the terms of the health plans maintained by the Company in which he is a participant as of the date hereof.

               (c)  TRANSFER OF "KEY MAN" LIFE INSURANCE POLICIES.  Within five
(5) business days following the Effective Date, the Company shall transfer to Mr. Dunaway or his designee any and all rights and interests of the Company under the "key man" life insurance policies identified on Schedule 3 hereto (including without limitation the cash values thereof as of the Effective Date), and Mr. Dunaway and his designee shall assume any and all obligations and liabilities of the Company thereunder. Mr. Dunaway hereby agrees to pay or otherwise discharge, or cause to be paid or otherwise discharged, from and after the Effective Date, any and all obligations or liabilities of the Company under the policies identified on Schedule 3 hereto when such obligations and liabilities become due and the Company shall have no further obligation or liability with respect thereto. Within five (5) business days following the Effective Date, the


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Company,  Mr. Dunaway and any designee of Mr. Dunaway shall enter into an assignment and assumption agreement, together with the insurers of such policies, with respect to the matters contemplated by this Section 3(c).

               (d) OFFICE; SECRETARIAL SERVICES. During the Consulting Period, the Company shall provide Mr. Dunaway with an office in the Company's headquarters and reasonable access to secretarial services.

               (e) REIMBURSEMENT OF EXPENSES. The Company shall provide Mr. Dunaway with reimbursement for reasonable and necessary business expenses to the extent such expenses are incurred upon the request of the Company and provided that such expenses are accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

          4. NON-COMPETITION; NON-DISCLOSURE. Mr. Dunaway recognizes and expressly acknowledges that (i) he has developed a highly valuable expertise in the business of cardiovascular perfusion and ancillary services, including without limitation delivery of perfusion services and sales of supplies in connection therewith, which expertise is of a special, unique and extraordinary character (as such perfusion and related business is presently conducted by the Company and its Subsidiaries, the "Company Business"); (ii) the Company would be irreparably damaged if Mr. Dunaway were to (x) engage in any activity competing with the Company Business in violation of the terms of this Agreement, or (y) disclose in violation of this Agreement, or make unauthorized use of, any confidential information concerning the Company Business; (iii) he is voluntarily entering into this Agreement, including without limitation this
Section 4, with the intent that the covenants in this Section 4 shall be valid and enforceable; and (iv) the terms and conditions of this Agreement and this
Section 4 are fair and reasonable to him in all respects and will not create any hardship for him.

          (a) In light of the foregoing, and for and in consideration of benefits derived directly and indirectly from this Agreement, Mr. Dunaway covenants and agrees as follows:

               (i) During the Consulting Period, Mr. Dunaway shall not, alone or as a member, employee or agent of any partnership or as an officer, agent, employee, consultant, director, shareholder (except for passive investments of not more than (x) two percent (2%) of the outstanding shares of, or any other equity interest in, any company or entity (other than one listed or traded on a
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national securities exchange or on an over-the-counter securities market) and
(y) five percent (5%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded in a national securities exchange or over-the-counter securities market) of any corporation or entity, directly or indirectly manage, operate, join, control or participate in the management, operation or control of, or work for (as an employee, consultant, independent contractor or otherwise) or permit the use of his name by, or be connected in any manner with any business or activity which is in competition with the Company Business in any town, county, parish or other municipality in any state of the United States in which the Company Business is presently conducted and in any town, county, parish or municipality adjacent thereto;

               (ii) During the Consulting Period, Mr. Dunaway shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce (x) any employee of the Company or its Subsidiaries, affiliates, successors or assigns to terminate his or her employment relationship with the Company or its Subsidiaries, affiliates, successors or assigns for the purpose of associating with any competitor of the Company or its Subsidiaries, affiliates, successors or assigns; or (y) any customer, client, vendor, supplier or consultant then under contract to the Company or its Subsidiaries, affiliates, successors or assigns, to terminate his, her or its relationship with the Company or its Subsidiaries, affiliates, successors or assigns, for the purpose of associating with any competitor of the Company or its Subsidiaries, affiliates, successors or assigns; and

               (iii) Unless otherwise required by any applicable law or rules and regulations of any national securities exchange, Mr. Dunaway shall not disclose to any person any trade secrets or confidential information with respect to any of the Company's patents, trademarks, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or methods of manufacture; PROVIDED, HOWEVER, that such trade secrets or confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Mr. Dunaway).

               (c) Mr. Dunaway recognizes and acknowledges that his expertise is of a special, unique and extraordinary character and that (i) in the event of his failure to comply with any of the restrictions contained in this Section 4, it may be impossible to measure in money the damage to the Company and (ii) in the event of any such failure, the Company may not have an adequate remedy at law. It is therefore agreed that the Company, in addition to any other rights or remedies which it may have, shall be entitled to immediate injunctive

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relief to enforce such restrictions, and specific enforcement of the provisions of this Section 4 in the event of any breach or threatened breach hereof.

               (d) Mr. Dunaway further acknowledges and agrees that these covenants are reasonable and valid in geographic and temporal scope and in all other respects and that if any court determines that any of these covenants, or any part thereof, is invalid or unenforceable, the remainder of these covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. If any court determines that any of these covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               (e) In the event that Dunaway Holdings, Inc. ("Dunaway Holdings") acquires Psicor Office Laboratories, Inc. ("POL") then, notwithstanding anything to the contrary in Section 4(a)(i) hereof, Mr. Dunaway shall not be prohibited from directly or indirectly owning, or participating in the conduct of the physician office laboratory services business of, POL whether such business is conducted by Mr. Dunaway through POL or otherwise.

          5. SUCCESSORS; BINDING AGREEMENT. The services to be performed by Mr. Dunaway hereunder are personal in nature, and the obligations to perform such services and the conditions and covenants of this Agreement cannot be delegated by Mr. Dunaway. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the Company and its successors and assigns. The Company may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any third party PROVIDED that the Company shall also remain obligated hereunder.

          6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid),

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addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


          If to Mr. Dunaway, to

          Dunaway Holdings, Inc.
          18075 Polvera Way
          San Diego, California 92128
          Telecopy No. (619) ___________
          Attention:  Michael W. Dunaway

          with a copy to:

          Baker & McKenzie
          101 West Broadway
          San Diego, California 92101
          Telecopy No. (619) 236-0429
          Attention:  John J. Hentrich, Esq.

          If to the Company, to:

          PSICOR, Inc.
          16818 Via del Campo Court
          San Diego, California 92127
          Telecopy No. (619) 485-5107
          Attention:  Denise E. Botticelli, Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          7. WITHHOLDING. All amounts payable and benefits provided hereunder shall be subject to, and reduced by, any withholding taxes as may be required by law. In the case of the provision of benefits, the Company may withhold from any cash payments payable hereunder any withholding taxes imposed on, or arising from, the benefits provided hereunder.

          8. MODIFICATION OF AGREEMENT; GOVERNING LAW. No provisions of this Agreement may be modified, waived or discharged unless such waiver,

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modification or discharge is agreed to in writing signed by Mr. Dunaway and such officer of the Company as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

          9. VALIDITY. The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

          10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          11. OBLIGATIONS AND CLAIMS; ENTIRE AGREEMENT. Mr. Dunaway acknowledges and agrees that (a) all obligations of the Company to him prior to the date hereof (and, as of the Effective Date, prior to such date) in his capacity as a director, officer or employee of the Company have been (and, as of the Effective Date, will be) fully satisfied other than (i) any obligation of the Company for indemnification of claims (x) pending as of the date hereof as set forth on Exhibit A hereto and (y) not made as of the date hereof (and Mr. Dunaway represents and warrants to the Company that as of the date hereof he is not aware, and as of the Effective Date he will not be aware, of any such claims pending other than as set forth on Exhibit A hereto on the day hereof or on or about the Effective Date), (ii) accrued but unpaid salary and benefits and business expenses reimbursable by the Company in accordance with Company policy and (iii) for amounts specifically accruing to Mr. Dunaway under the terms of this Agreement, and (b) he understands that the Company's willingness to enter into this Agreement and its obligations hereunder are conditioned upon his foregoing acknowledgement being true and correct as of the date hereof and as of the Effective Date and his written confirmation thereof being delivered to the Company within five (5) business days after the Effective Date. This Agreement
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sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any other prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

          12. ATTORNEYS' FEES. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that this Agreement has been breached by either party, then the breaching party will reimburse the non-breaching party for its reasonable costs and expenses (including without limitation legal fees and expenses) incurred in connection with all such litigation.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                   PSICOR, INC.



                                   By /s/ Trudy V. Dunaway
                                     -------------------------------------------
                                      Name:  Trudy V. Dunaway
                                      Title: Vice President


                                      /s/ Michael W. Dunaway
                                   ---------------------------------------------
                                   Michael W. Dunaway


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